Exhibit 10.4

NAUTILUS, INC.
NON-EMPLOYEE DIRECTOR
NONSTATUTORY STOCK OPTION AGREEMENT

Nautilus, Inc. (the “Company”), through its Board of Directors or a Committee thereof (the "Plan Administrator"), has granted to Director Name (the “Optionee”), an option to purchase a total of XX,XXX shares of the Company's Common Stock (the "Option Shares"), at an exercise price of $XX.XX for each Option Share. This Option has been granted on Date, 20XX (the "Grant Date") pursuant to the Nautilus, Inc. 2005 Long Term Incentive Plan (the “Plan”) which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1.    Nature of the Option. This Option is a nonstatutory stock option and is not intended to qualify for any special tax benefits to the Optionee.

2.    Exercise Price. The exercise price is $XX.XX U.S. for each Option Share, which price is not less than the Fair Market Value per share of the Common Stock on the date of grant.

3.    Date Exercisable; Vesting.

3.1    This Option has been granted upon Optionee's election or appointment to the Company's Board of Directors. Subject to the restrictions and conditions set forth in the Plan, the Option shall become exercisable as to twenty-five percent (25%) of the total number of Option Shares at the end of the twelve (12) month period of Optionee's continuous service as a director of the Company following the Grant Date. The Option shall thereafter become exercisable as to an additional twenty-five percent (25%) of the total number of Option Shares at the end of each subsequent twelve (12) month period of Optionee's continuous service as a director of the Company.
3.2    In the event Optionee ceases to serve as a director of the Company, this Option shall be exercisable thereafter only to the extent Optionee was entitled to exercise it at the date Optionee is no longer serving as a director of the Company.

4.    Exercise of Option. The Option may be exercised in whole or in part by delivery to the Company, from time to time, of written notice, signed by Optionee, specifying the number of Option Shares that Optionee then desires to purchase, together with cash or check payable to the order of the Company, or other form of payment acceptable to the Plan Administrator, for an amount of United States dollars equal to the exercise price of such Option Shares.

5.    Duration of Option; Suspension or Termination of Option.

5.1    Subject to earlier termination in accordance with the Plan, this Option, to the extent not previously exercised, shall terminate upon the earliest of the following dates:

(i)    Three months after the date on which Optionee is no longer serving as a member of the Company's Board of Directors;

(ii)    The date seven (7) years from the Grant Date (the “Expiration Date”); or

(iii)    The date of any transfer of the Option in violation of Section 6.
5.2    Suspension or Termination of Stock Options and SARs. This Option shall be subject to suspension or termination by the Plan Administrator as set forth in Section 8(d) of the Plan.

6.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of the descent or distribution or pursuant to a qualified domestic relations order as defined by Section 414(p) of the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.    Adjustments Upon Recapitalization, Reorganization, and Certain Other Events. In the event of a material alteration in the capital structure of the Company on account of a recapitalization, stock split, reverse stock split, stock dividend or otherwise, this Option shall be subject to adjustment by the Plan Administrator in accordance with the Plan. This Option shall become immediately exercisable, without regard to any contingent vesting provision set forth herein, upon the occurrence of any of the following events: (i) the sale, liquidation or other disposition of all or substantially all of the Company's assets; (ii) a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group hold less than a majority of the outstanding capital stock of the surviving corporation; or (iii) any person or entity, including any “person” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the “beneficial owner”, as defined in the Exchange Act, of shares of the Company's Common Stock representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company.

8.    Disputes. Any dispute or disagreement that may arise under or as a result of this Agreement, or any question as to the interpretation of this Agreement or the Plan, shall be determined by the Plan Administrator in its absolute discretion, and any such determination shall be final, binding, and conclusive on all affected persons.

9.    Taxation Upon Exercise of Option.   Optionee understands that upon exercise of this Option, Optionee may recognize income for federal and state income tax purposes in an amount equal to the excess of the then fair market value of the Option Shares over the exercise price.  Optionee shall be responsible for all taxes, including but not limited to income, employment, and withholding taxes, arising out of the exercise of the Option Shares.

10.    Governing Law. This agreement shall be interpreted and construed in accordance with the laws of the State of Washington.

OPTIONEE                            NAUTILUS, INC.

                    By:
Signature                            Signature

Print Name                            Print Name

Date                                Its: